EXHIBIT 32


                                  CERTIFICATION
      PURSUANT TO SECTION 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934
                           AND 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Peak Entertainment Holdings, Inc. (the "Company") on Form 10-QSB for the quarterly period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date therein specified (the "Report"), the undersigned, Wilfred Shorrocks, as Chief Executive Officer and as Principal Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Wilfred Shorrocks
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Wilfred Shorrocks
Chief Executive Officer and Principal Financial Officer
Date:  November 24, 2003